Exhibit 99.1

FOR IMMEDIATE RELEASE

MOBILE MINI REPORTS Q4 2018 RESULTS AND ANNOUNCES QUARTERLY DIVIDEND

Phoenix, AZ – February 1, 2019 – Mobile Mini, Inc. (NASDAQ GS: MINI) (the “Company” or “Mobile Mini”), the world’s leading supplier of portable storage solutions and a leading provider of tank and pump solutions in the United States, today reported actual and adjusted financial results for the quarter ended December 31, 2018.

Total revenues were $160.9 million and rental revenues were $152.0 million, as compared to $146.7 million and $138.5 million, respectively, for the same period last year. Rental revenues for the Storage Solutions and Tank & Pump Solutions businesses for the current quarter were $122.2 million and $29.9 million, respectively, compared to $112.8 million and $25.7 million, respectively, for the same period last year.

The Company realized net income of $14.2 million, or $0.32 per diluted share, in the fourth quarter of 2018. On an adjusted basis, fourth quarter net income was $23.7 million, or $0.53 per diluted share, as compared to adjusted net income of $18.1 million, or $0.41 per diluted share, for the fourth quarter of 2017. Adjusted EBITDA was $63.3 million and adjusted EBITDA margin was 39.3% for the fourth quarter of 2018.

Dividend

The Company’s Board of Directors declared a cash dividend of 27.5 cents per share, which will be paid on March 13, 2019 to shareholders of record as of February 27, 2019.

Fourth Quarter 2018 Highlights

●	Continued strong rental revenue growth in Tank & Pump Solutions (“T&P”) with a 16.1% year-over-year increase.

●	Delivered solid Storage Solutions (“SS”) rental revenue year-over-year growth of 8.3%, with record high seasonal business.

●	Reached all-time high T&P OEC fleet on rent and drove average OEC utilization to 76.0% for the quarter, up 300 bps compared to the prior-year quarter.

●	Increased total SS average units on rent by 2.7% year-over-year, with average unit utilization of 85.2% during the quarter.

●	Raised SS core (excluding seasonal) rental rates in North America by 3.4%.

●	Achieved adjusted EBITDA growth of 13.7%, compared to the prior-year quarter and expanded adjusted EBITDA margin by 140 basis points to 39.3%.

●	Generated robust net cash from operating activities of $43.9 million and free cash flow of $24.9 million.

●	Decreased our leverage ratio to 4.2x at December 31, 2018 from 5.0x December 31, 2017, as a result of both reduced debt and increased adjusted EBITDA.

CEO Comments

Erik Olsson, Mobile Mini’s Chief Executive Officer, remarked, “Fourth quarter 2018 results are the culmination of an exceptional year for Mobile Mini. Consolidated rental revenues were up 9.8% year-over-year, despite increasingly challenging comparisons. Seasonal rentals in North America exceeded the record-breaking numbers from the prior-year, contributing to rental revenue growth of 8.3% year-over year for consolidated Storage Solutions. Tank & Pump Solutions delivered growth of 16.1% by capitalizing on the wide-spread momentum in our customer end-segments and our exceptional overall service. By leveraging our infrastructure and efficiencies, we converted this robust top-line growth into increased profitability. Our adjusted EBITDA margin grew to 39.3% and we achieved $63.3 million in adjusted EBITDA, an increase of 13.7%, resulting in very strong free cash flow of $24.9 million for the fourth quarter of 2018.”

Mr. Olsson continued, “In 2018, we executed on our strategic plan and delivered outstanding results. Mobile Mini enters 2019 a financially stronger and more efficient company than ever before. We are committed to further differentiating Mobile Mini from our competitors by partnering with our customers to develop innovative solutions to their rental needs and striving to continuously improve processes throughout the Company. In North America, our Storage Solutions pending orders are significantly up compared to a year ago and our Tank & Pump business is positioned to capitalize on the strong demand from its end-markets. In the United Kingdom, where Brexit is causing some uncertainty in the general economy, our business has remained stable. Overall, our pipeline is healthy across all segments and economic indicators are solid. For 2019, we expect continued margin expansion as well as meaningful de-leveraging and we expect to exceed our Evergreen model for rental revenue growth.”

Conference Call

Mobile Mini will host a conference call today, Friday, February 1 at 12 noon ET to review these results. To listen to the call live, dial (201) 493-6739 and ask for the Mobile Mini Conference Call or go to www.mobilemini.com and click on the Investors section. Additionally, a slide presentation that will accompany the call will be posted at www.mobilemini.com on the Investor Relations section and will be available in advance and after the call. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, a replay of the call can be accessed for approximately 14 days after the call at Mobile Mini’s website.

About Mobile Mini, Inc.

Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total rental fleet of approximately 195,600 storage solutions containers and office units and a leading provider of tank and pump solutions in the U.S., with a rental fleet of approximately 12,600 units. Mobile Mini’s network is comprised of 154 locations in the U.S., U.K., and Canada. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.

Forward-Looking Statements

This news release contains forward-looking statements, including, but not limited to, our ability to generate continued margin expansion and growth of revenue, adjusted EBITDA, and free cash flow, as well as our ability to decrease our leverage ratio, all of which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Van Welch, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Fred Buonocore (212) 836-9607
Mobile Mini, Inc.		Kevin Towle (212) 836-9620
(602) 308-3879 www.mobilemini.com

(See accompanying tables)

Mobile Mini, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$152,048	$—	$152,048	$138,537	$—	$138,537
Sales	8,654	—	8,654	7,623	—	7,623
Other	167	—	167	536	—	536

Total revenues	160,869	—	160,869	146,696	—	146,696

Costs and expenses:
Rental, selling and general expenses	95,090	—	95,090	87,484	—	87,484
Cost of sales	5,512	—	5,512	4,962	—	4,962
Restructuring expenses	700	(700)	—	824	(824)	—
Asset impairment charge and loss on divestiture, net	3,862	(3,862)	—	—	—	—
Depreciation and amortization	16,794	—	16,794	16,431	—	16,431

Total costs and expenses	121,958	(4,562)	117,396	109,701	(824)	108,877

Income from operations	38,911	4,562	43,473	36,995	824	37,819

Other income (expense):
Interest income	—	—	—	5	—	5
Interest expense	(10,725)	—	(10,725)	(9,316)	—	(9,316)
Foreign currency exchange	(5)	—	(5)	4	—	4

Income before income tax provision (benefit)	28,181	4,562	32,743	27,688	824	28,512
Income tax provision (benefit)	13,933	(4,863)	9,070	(64,383)	74,827	10,444

Net income	$14,248	$9,425	$23,673	$92,071	$(74,003)	$18,068

EBITDA/Adjusted EBITDA	$55,700		$63,263	$53,435		$55,624
EBITDA/Adjusted EBITDA as a percentage of total revenues	34.6%		39.3%	36.4%		37.9%

Earnings per share:
Basic	$0.32		$0.53	$2.09		$0.41
Diluted	0.32		0.53	2.07		0.41

Weighted average number of common and common share equivalents outstanding:
Basic	44,353		44,353	44,128		44,128
Diluted	44,885		44,885	44,444		44,444

(1)

Adjusted column for the three months ended December 31, 2018 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended December 31, 2018 include the following:

•	Exclusion of costs of $0.7 million related to the restructuring of our business operations, along with the related tax effects.
•

Exclusion of an asset impairment charge and loss on divestiture, net of proceeds, of $3.9 million related to assets that the Company placed as held for sale during the quarter, along with the related tax effects.

•

Exclusion of $5.8 million in income tax provision resulting from an out-of-period adjustment recorded in the fourth quarter of 2018 to correct deferred tax assets that had been established in previous years.

(2)

Adjusted column for the three months ended December 31, 2017 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the three-month period ended December 31, 2017 include the following:

•	Exclusion of costs of $0.8 million related to the restructuring of our business operations, along with the related tax effects.
•	Exclusion of $74.5 million in income tax benefit resulting from the Tax Cuts and Jobs Act (the “Tax Act”).

Mobile Mini, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except percentages and per share data)

	Twelve Months Ended December 31, 2018			Twelve Months Ended December 31, 2017
	Actual	Adjustments	Adjusted (1)	Actual	Adjustments	Adjusted (2)
Revenues:
Rental	$558,197	$—	$558,197	$498,825	$—	$498,825
Sales	34,354	—	34,354	32,440	—	32,440
Other	678	—	678	2,284	—	2,284

Total revenues	593,229	—	593,229	533,549	—	533,549

Costs and expenses:
Rental, selling and general expenses	364,123	—	364,123	336,438	(2,623)	333,815
Cost of sales	22,437	—	22,437	21,001	—	21,001
Restructuring expenses	2,006	(2,006)	—	2,886	(2,886)	—
Asset impairment charge and loss on divestiture, net	102,140	(102,140)	—	—	—	—
Depreciation and amortization	67,000	—	67,000	63,372	—	63,372

Total costs and expenses	557,706	(104,146)	453,560	423,697	(5,509)	418,188

Income from operations	35,523	104,146	139,669	109,852	5,509	115,361

Other income (expense):
Interest income	6	—	6	25	—	25
Interest expense	(40,904)	—	(40,904)	(35,728)	—	(35,728)
Foreign currency exchange	64	—	64	(25)	—	(25)

(Loss) income before income tax provision (benefit)	(5,311)	104,146	98,835	74,124	5,509	79,633
Income tax provision (benefit)	2,751	22,475	25,226	(48,104)	76,604	28,500

Net (loss) income	$(8,062)	$81,671	$73,609	$122,228	$(71,095)	$51,133

EBITDA/Adjusted EBITDA	$102,593		$217,243	$173,224		$184,803
EBITDA/Adjusted EBITDA as a percentage of total revenues	17.3%		36.6%	32.5%		34.6%

(Loss) earnings per share:
Basic	$(0.18)		$1.66	$2.77		$1.16
Diluted	(0.18)		1.64	2.76		1.16

Weighted average number of common and common share equivalents outstanding:
Basic	44,295		44,295	44,055		44,055
Diluted	44,295		44,980	44,254		44,254

(1)

Adjusted column for the twelve months ended December 31, 2018 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the twelve-month period ended December 31, 2018 include the following:

•	Exclusion of costs of $2.0 million related to the restructuring of our business operations, along with the related tax effects.
•

Exclusion of an asset impairment charge and loss on divestiture, net of proceeds, of $102.1 million related to assets that the Company placed as held for sale during the period, along with the related tax effects.

•

Exclusion of $2.6 million in income tax benefit resulting from the reversal in the period of a provisional tax expense related to the repatriation of foreign earnings for the impact of the U.S. federal tax reform enacted in the fourth quarter of 2017.

•

Exclusion of $5.8 million in income tax provision resulting from an out-of-period adjustment recorded in the fourth quarter of 2018 to correct deferred tax assets that had been established in previous years.

(2)

Adjusted column for the twelve months ended December 31, 2017 excludes certain transactions that management believes are not indicative of our business. Adjusted figures are a non-GAAP presentation. See the non-GAAP reconciliations herein and the additional information regarding non-GAAP financial information following in this earnings release. The adjustments for the twelve-month period ended December 31, 2017 include the following:

•	Reduction of $0.1 million in rental, selling and general expenses for acquisition-related expenses, along with the related tax effects.
•

Reduction of $2.5 million in rental, selling and general expenses to exclude costs related to severance and transition in conjunction with the departure of executives, along with the related tax effects.

•	Exclusion of $2.9 million in costs related to the restructuring of our business operations, along with the related tax effects.
•	Exclusion of $74.5 million in income tax benefit resulting from the Tax Act.

Mobile Mini, Inc.

Operating Data

(Unaudited)

	2018	2017
As of December 31:
Stand-alone Storage Solutions locations	117	121
Stand-alone Tank & Pump Solutions locations	20	17
Combined Storage Solutions and Tank & Pump Solutions locations	17	16
Storage Solutions rental fleet units	195,600	215,000
Tank & Pump Solutions rental fleet units	12,600	12,100

Average utilization—Three months ended December 31:
Storage Solutions—utilization based on number of units	85.2%	75.7%
Tank & Pump Solutions—utilization based on original equipment cost	76.0%	73.0%

Average utilization—Twelve months ended December 31:
Storage Solutions—utilization based on number of units	75.9%	71.5%
Tank & Pump Solutions—utilization based on original equipment cost	74.0%	66.5%

Mobile Mini, Inc.

Business Segment Information—Adjusted (1)

(Unaudited)

(in thousands, except percentages)

	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017
	Storage Solutions	Tank & Pump Solutions	Total	Storage Solutions	Tank & Pump Solutions	Total

Revenues:
Rental	$122,171	$29,877	$152,048	$112,810	$25,727	$138,537
Sales	7,247	1,407	8,654	6,226	1,397	7,623
Other	129	38	167	457	79	536

Total revenues	129,547	31,322	160,869	119,493	27,203	146,696

Costs and expenses:
Rental, selling and general expenses	75,400	19,690	95,090	69,462	18,022	87,484
Cost of sales	4,744	768	5,512	4,122	840	4,962
Depreciation and amortization	10,084	6,710	16,794	10,296	6,135	16,431

Total costs and expenses	90,228	27,168	117,396	83,880	24,997	108,877

Income from operations	$39,319	$4,154	$43,473	$35,613	$2,206	$37,819

Adjusted EBITDA	$52,291	$10,972	$63,263	$47,227	$8,397	$55,624
Adjusted EBITDA Margin	40.4%	35.0%	39.3%	39.5%	30.9%	37.9%

	Twelve Months Ended December 31, 2018			Twelve Months Ended December 31, 2017
	Storage Solutions	Tank & Pump Solutions	Total	Storage Solutions	Tank & Pump Solutions	Total

Revenues:
Rental	$447,464	$110,733	$558,197	$406,590	$92,235	$498,825
Sales	29,032	5,322	34,354	26,989	5,451	32,440
Other	528	150	678	1,875	409	2,284

Total revenues	477,024	116,205	593,229	435,454	98,095	533,549

Costs and expenses:
Rental, selling and general expenses	287,648	76,475	364,123	265,390	68,425	333,815
Cost of sales	19,439	2,998	22,437	17,930	3,071	21,001
Depreciation and amortization	41,482	25,518	67,000	38,792	24,580	63,372

Total costs and expenses	348,569	104,991	453,560	322,112	96,076	418,188

Income from operations	$128,455	$11,214	$139,669	$113,342	$2,019	$115,361

Adjusted EBITDA	$180,089	$37,154	$217,243	$157,960	$26,843	$184,803
Adjusted EBITDA Margin	37.8%	32.0%	36.6%	36.3%	27.4%	34.6%

(1)

These tables present results by major business segment adjusted to exclude certain transactions that management believes are not indicative of our business. See additional information regarding non-GAAP financial information following in this earnings release.

Mobile Mini, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2018	December 31, 2017
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$5,605	$13,451
Receivables, net	130,233	111,562
Inventories	11,725	15,671
Rental fleet, net	929,090	989,154
Property, plant and equipment, net	154,254	157,304
Other assets	13,398	15,334
Intangibles, net	55,542	62,024
Goodwill	705,217	708,907

Total assets	$2,005,064	$2,073,407

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$33,177	$26,955
Accrued liabilities	88,136	78,084
Lines of credit	593,495	634,285
Obligations under capital leases	63,359	52,791
Senior notes, net	246,489	245,850
Deferred income taxes	170,139	173,754

Total liabilities	1,194,795	1,211,719

Stockholders’ equity:
Common stock	500	497
Additional paid-in capital	619,850	605,369
Retained earnings	410,641	463,322
Accumulated other comprehensive loss	(72,861)	(60,334)
Treasury stock	(147,861)	(147,166)

Total stockholders’ equity	810,269	861,688

Total liabilities and stockholders’ equity	$2,005,064	$2,073,407

Mobile Mini, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Twelve Months Ended December 31,
	2018	2017
Cash flows from operating activities:
Net (loss) income	$(8,062)	$122,228
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Asset impairment charge and loss on divestiture, net	102,140	—
Provision for doubtful accounts	2,412	5,037
Amortization of deferred financing costs	2,060	2,060
Amortization of long-term liabilities	145	130
Share-based compensation expense	10,867	7,373
Depreciation and amortization	67,000	63,372
Gain on sale of rental fleet	(6,055)	(5,657)
Loss on disposal of property, plant and equipment	600	517
Deferred income taxes	(2,523)	(49,980)
Foreign currency exchange	(64)	25
Changes in certain assets and liabilities, net of effect of businesses acquired	(8,422)	(9,459)

Net cash provided by operating activities	160,098	135,646

Cash flows from investing activities:
Proceeds from sale of assets held for sale	10,153	—
Additions to rental fleet, excluding acquisitions	(85,961)	(63,688)
Proceeds from sale of rental fleet	14,993	12,953
Additions to property, plant and equipment, excluding acquisitions	(16,931)	(20,122)
Proceeds from sale of property, plant and equipment	683	851

Net cash used in investing activities	(77,063)	(70,006)

Cash flows from financing activities:
Net repayments under lines of credit	(40,790)	(6,875)
Deferred financing costs	—	(12)
Principal payments on capital lease obligations	(9,746)	(7,418)
Issuance of common stock	3,617	5,800
Dividend payments	(44,530)	(40,171)
Purchase of treasury stock	(695)	(8,367)

Net cash used in financing activities	(92,144)	(57,043)

Effect of exchange rate changes on cash	1,263	717

Net change in cash	(7,846)	9,314

Cash and cash equivalents at beginning of period	13,451	4,137

Cash and cash equivalents at end of period	$5,605	$13,451

Equipment and other acquired through capital lease obligations	$20,314	$9,501
Capital expenditures accrued or payable	10,752	7,270

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Adjusted net income, adjusted diluted earnings per share, EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin and free cash flow are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements are furnished earlier in this release and as follows:

Mobile Mini, Inc.

Adjusted EBITDA GAAP Reconciliations

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net income (loss)	$14,248	$92,071	$(8,062)	$122,228
Interest expense	10,725	9,316	40,904	35,728
Income tax provision (benefit)	13,933	(64,383)	2,751	(48,104)
Depreciation and amortization	16,794	16,431	67,000	63,372

EBITDA	55,700	53,435	102,593	173,224
Share-based compensation expense	3,001	1,365	10,504	6,070
Restructuring expenses	700	824	2,006	2,886
Asset impairment charge and loss on divestiture, net	3,862	—	102,140	—
Acquisition-related expenses	—	—	—	123
Other	—	—	—	2,500

Adjusted EBITDA	$63,263	$55,624	$217,243	$184,803

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$43,878	$39,814	$160,098	$135,646
Interest paid	6,226	4,650	37,979	35,029
Income and franchise taxes paid	1,666	1,294	4,012	2,607
Share-based compensation expense, including restructuring expense	(3,001)	(1,483)	(10,867)	(7,373)
Asset impairment charge and loss on divestiture, net	(3,862)	—	(102,140)	—
Gain on sale of rental fleet	1,532	1,384	6,055	5,657
Loss on disposal of property, plant and equipment	(52)	(45)	(600)	(517)
Changes in certain assets and liabilities, net of effect of businesses acquired	9,313	7,821	8,056	2,175

EBITDA	$55,700	$53,435	$102,593	$173,224

Mobile Mini, Inc.

Free Cash Flow GAAP Reconciliation

(Unaudited)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$43,878	$39,814	$160,098	$135,646

Additions to rental fleet, excluding acquisitions	(20,341)	(17,743)	(85,961)	(63,688)
Proceeds from sale of rental fleet	3,546	3,351	14,993	12,953
Additions to property, plant and equipment, excluding acquisitions	(2,296)	(7,306)	(16,931)	(20,122)
Proceeds from sale of property, plant and equipment	80	71	683	851

Net capital expenditures, excluding acquisitions	(19,011)	(21,627)	(87,216)	(70,006)

Free cash flow	$24,867	$18,187	$72,882	$65,640

Adjusted net income and adjusted diluted earnings per share. Adjusted net income and related earnings per share information exclude certain transactions that management believes are not indicative of our business. We believe that the inclusion of this non-GAAP presentation makes it easier to compare our financial performance across reporting periods on a consistent basis.

EBITDA and adjusted EBITDA. EBITDA is defined as net income before discontinued operations, net of tax (if applicable), interest expense, income taxes, depreciation and amortization, and debt restructuring or extinguishment expense (if applicable), including any write-off of deferred financing costs. Adjusted EBITDA further excludes certain non-cash expenses, including share-based compensation, as well as transactions that management believes are not indicative of our business. Because EBITDA and adjusted EBITDA, as defined, exclude some but not all items that affect our cash flow from operating activities, they may not be comparable to similarly titled performance measures presented by other companies.

We present EBITDA and adjusted EBITDA because we believe they provide useful information regarding our ability to meet our future debt payment requirements, capital expenditures and working capital requirements and an overall evaluation of our financial condition. EBITDA and adjusted EBITDA have certain limitations as analytical tools and should not be used as substitutes for net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with GAAP.

EBITDA and adjusted EBITDA margins are calculated as EBITDA and adjusted EBITDA, respectively, divided by total revenues expressed as a percentage.

Free Cash Flow. Free cash flow is defined as net cash provided by operating activities, minus or plus, net cash used in or provided by investing activities, excluding acquisitions and certain transactions. Free cash flow is a non-GAAP financial measure and is not intended to replace net cash provided by operating activities, the most directly comparable financial measure prepared in accordance with GAAP. We present free cash flow because we believe it provides useful information regarding our liquidity and ability to meet our short-term obligations. In particular, free cash flow indicates the amount of cash available after capital expenditures for, among other things, investments in our existing business, debt service obligations, payment of authorized quarterly dividends, repurchase of our common stock and strategic small acquisitions.